UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

IPALCO ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Indiana

(State or other jurisdiction of incorporation)

1-8644

(Commission File Number)

35-1575582

(IRS Employer Identification No.)

One Monument Circle

Indianapolis, Indiana 46204

(Address of principal executive offices, including zip code)

317-261-8261

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2023, the Boards of Directors of IPALCO Enterprises, Inc. (“IPALCO”) and IPALCO’s principal subsidiary, Indianapolis Power & Light Company, doing business as AES Indiana (“AES Indiana”), acting through unanimous written consents, appointed Kenneth J. Zagzebski as Chairman of the Board and President and Chief Executive Officer of IPALCO and AES Indiana.

Ahmed Pasha, Vice President and Chief Financial Officer, who had been serving as Acting President and Chief Executive Officer of IPALCO and AES Indiana since July 21, 2023, continues to serve as Vice President and Chief Financial Officer of IPALCO and AES Indiana.

Mr. Zagzebski, 63, has been a Director of IPALCO and AES Indiana since March 2009 and previously served as Chairman of the Boards of IPALCO and AES Indiana from March 2018 to November 2020, President and Chief Executive Officer of IPALCO from April 2011 to March 2018, Interim President and Chief Executive Officer of AES Indiana from July 2015 to June 2016 and President and/or Chief Executive Officer of AES Indiana from April 2011 to March 2014. Most recently, Mr. Zagzebski served as Chief Operating Officer of AES Clean Energy since April 2022 and as Vice President, AES Southland Project Development since August 2019. Mr. Zagzebski now serves as President of the AES Utilities Strategic Business Unit and, in addition to his positions at IPALCO and AES Indiana, serves as a Director and the Chairman and the President and Chief Executive Officer of the other AES US Utilities companies, DPL Inc. and The Dayton Power and Light Company, doing business as AES Ohio, and also serves as a Director and/or officer of other AES affiliates. Mr. Zagzebski joined AES Indiana as Senior Vice President of Customer Operations in September 2007, has held executive and other positions of increasing responsibility within AES and has more than 30 years of industry experience, including in diverse executive management and utilities field operations. Mr. Zagzebski has a Bachelor’s degree from the University of Wisconsin, Eau Claire, and an M.B.A. from the Carlson School of Management at the University of Minnesota. Mr. Zagzebski currently Chairs the Marian University Klipsch Educators College Board of Visitors and serves on the Executive Committee of the Greater Indianapolis Progress Committee.

Also, on August 11, 2023, Ricardo Manuel Falú was elected to the Board of Directors of IPALCO by the unanimous written consent of IPALCO’s shareholders (the “Shareholders”), AES U.S. Investments, Inc. (“AES U.S. Investments”) and CDP Infrastructures Fund L.P. (“CDP”), a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec (“CDPQ”) to fill a vacancy on the Board.

Members of the IPALCO Board of Directors are nominated and elected in accordance with the terms of a Shareholders’ Agreement dated February 11, 2015 (the “Shareholders’ Agreement”) by and among IPALCO and the Shareholders. Pursuant to the Shareholders’ Agreement, AES U.S. Investments has the right to nominate nine directors of the Board and CDP has the right to nominate two directors of the Board. Mr. Falú, who serves as Senior Vice President and Chief Operating Officer of AES and as a Director or officer of other AES affiliates, was nominated by AES U.S. Investments.

IPALCO and AES Indiana do not separately compensate individuals for their service as officers or Directors of IPALCO or AES Indiana. Each of the officers and AES nominated directors participates in compensation plans and programs generally available to management of AES and its subsidiaries for services performed for all AES affiliates (including IPALCO and AES Indiana), including those described in IPALCO’s 2022 Form 10-K/A. Other than such compensation, which generally is in excess of one hundred and twenty thousand dollars annually, none of the newly-appointed IPALCO Directors or officers referenced above has entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO Enterprises, Inc.

Date: August 15, 2023	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary